Exhibit 10.2

Bank of America Banc of America Leasing & Capital, LLC	Amendment Number 1 to Master Loan and Security Agreement No. 17608-70000

This Amendment Number 1 made this 30th day of September, 2013, to Master Loan and Security Agreement No. 17608-70000 dated July 20, 2007, (together with all addenda, amendments, equipment security notes, and riders thereto, the “Agreement”), between Banc of America Leasing & Capital, LLC (“Lender”) and Casual Male Retail Group, Inc. (“Borrower”).

W I T N E S S E T H :

WHEREAS, Lender and Borrower are parties to the Agreement; and

WHEREAS, Destination XL Group, Inc. merged into Casual Male Retail Group, Inc. by way of a Certificate of Ownership and Merger effective February 25, 2013 and filed with the Delaware Secretary of State’s office on February 22, 2013;

WHEREAS, the surviving entity name shall be “Destination XL Group, Inc.” pursuant to the Certificate of Ownership and Merger effective February 25, 2013 and filed with the Delaware Secretary of State’s office on February 22, 2013

WHEREAS, Lender and Borrower desire to amend the Agreement to reflect Borrower’s amended name;

NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter contained, and for the other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.	Lender and Borrower acknowledge and agree that the Agreement is amended to reflect Destination XL Group, Inc. as Borrower. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and obligations of Lender and Borrower under the Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

2.	Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed. Capitalized terms not otherwise defined herein shall have the meanings ascribed them in the Agreement.

3.	This Amendment shall apply to all Equipment Security Notes now existing (except any Equipment Security Notes which Lender has assigned to a third party or which are entered into by a third party unless such third party approves and consents to this Amendment in writing) or hereafter entered into under the Agreement.

IN WITNESS WHEREOF, the parties hereunto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

Banc of America Leasing & Capital, LLC (Lender)		Destination XL Group, Inc. (Borrower)

By:	/s/ Patricia Smith-Disu	By:	/s/ Dennis R. Hernreich

Printed Name:	Patricia Smith-Disu	Printed Name:	Dennis R. Hernreich

Title:	Vice President	Title:	EVP, COO, CFO, Treasurer, Secretary

Amendment to MLA-MLSA (General) 10/07	Page 1 of 2

The undersigned, as Assignee/Lender with respect to Equipment Security Note Number(s)              to the Agreement between                             , as Borrower, and Banc of America Leasing & Capital, LLC, as Lender, hereby consents to and approves that certain Amendment Number              to the Agreement dated as of

[ASSIGNEE/LENDER] NAME]

By:
Name:
Title:

Amendment to MLA-MLSA (General) 10/07	Page 2 of 2